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International Paper Company

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INTERNATIONAL PAPER COMPANY C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940-3004 Your Vote Counts! INTERNATIONAL PAPER COMPANY 2024 Annual Meeting Vote by 11:59 P.M. EDT May 12, 2024. For shares held in either the International Paper Company Salaried Savings Plan or the International Paper Company Hourly Savings Plan, vote by 11:59 P.M. EDT May 8, 2024. V37235-P04830 You invested in INTERNATIONAL PAPER COMPANY and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareowner meeting to be held on May 13, 2024. Get informed before you vote View the Notice and Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 29, 2024. If you would like to request a copy of the material(s) for this and/or future shareowner meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 13, 2024 11:00 A.M. CDT International Paper Company Global Headquarters Tower IV 1740 International Drive Memphis, TN 38197 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

# THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareowner meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | Board Recommends |
|---|---|
| **Item 1 – Election of Directors (one-year term)** | |
| Nominees: | |
| 1a. Christopher M. Connor | For |
| 1b. Ahmet C. Dorduncu | For |
| 1c. Ilene S. Gordon | For |
| 1d. Anders Gustafsson | For |
| 1e. Jacqueline C. Hinman | For |
| 1f. Clinton A. Lewis, Jr. | For |
| 1g. Kathryn D. Sullivan | For |
| 1h. Mark S. Sutton | For |
| 1i. Anton V. Vincent | For |
| **Item 2 – Ratification of Deloitte & Touche LLP as the Company's Independent Auditor for 2024** | For |
| **Item 3 – A Non-Binding Resolution to Approve the Compensation of the Company's Named Executive Officers** | For |
| **Item 4 – Approval of 2024 Long-Term Incentive Compensation Plan** | For |
| **Item 5 – Shareowner Proposal Concerning Shareowner Opportunity to Vote on Excessive Golden Parachutes** | Against |
| **Item 6 – Shareowner Proposal Concerning a Report on the Company's LGBTQ+ Equity and Inclusions Efforts** | Against |

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V37236-P04830